UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operation and Financial Condition.

In a press release dated February 1, 2018, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) announced results for its first fiscal quarter ended December 31, 2017.
The information contained in Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
In the press release, the Company makes reference to certain non-GAAP measures to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include total segment profit, Adjusted net earnings, Adjusted diluted earnings per common share, Adjusted EBITDA and segment Adjusted EBITDA. Management uses certain of these non-GAAP measures, including Adjusted EBITDA and segment Adjusted EBITDA, as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of cash bonuses for its executive officers and employees. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends. These non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items described below. These non-GAAP measures may not be comparable to similarly titled measures of other companies. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP. For additional information, see the non-GAAP reconciliation tables furnished with this Form 8-K in Exhibit 99.1.
Total segment profit
Total segment profit represents the aggregation of the segment profit for each of the Company’s reportable segments. The Company believes total segment profit is useful to investors in evaluating the Company’s operating performance because it facilitates period-to-period comparison of results of segment operations.
Adjusted net earnings and Adjusted diluted earnings per common share
The Company believes Adjusted net earnings and Adjusted diluted earnings per common share are useful to investors in evaluating the Company’s operating performance because they exclude items that affect the comparability of the Company’s financial results and could potentially distort an understanding of the trends in business performance.
Adjusted net earnings and Adjusted diluted earnings per common share are adjusted for the following items:

a.
Non-cash mark-to-market adjustments and cash settlements on interest rate swaps: The Company has excluded the impact of non-cash mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and the amount and frequency of such adjustments and settlements are not consistent.

b.
Premium on debt extinguishment: The Company has excluded payments for premiums on debt extinguishment as such payments are inconsistent in amount and frequency. Additionally, the Company believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

c.
Provision for legal settlement: The Company has excluded gains and losses recorded to recognize the anticipated or actual resolution of certain litigation as the Company believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

d.
Transaction costs and integration costs: The Company has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures and integration costs incurred to integrate acquired or to-be-acquired businesses as the Company believes that these exclusions allow for more meaningful evaluation of the Company’s current operating performance and comparisons of the Company’s operating performance to other periods. The Company believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of the Company or the performance of the divested assets, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of an acquisition or the evaluation to divest an asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the acquisitions and divestitures and the maturity of the businesses being acquired or divested. Also, the size, complexity and/or volume of past acquisitions and divestitures, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions or divestitures. By excluding these expenses, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

e.
Restructuring and plant closure costs: The Company has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, the Company believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

f.
Assets held for sale: The Company has excluded adjustments recorded to adjust the carrying value of facilities and other assets classified as held for sale as such adjustments represent non-cash items and the amount and frequency of such adjustments are not consistent. Additionally, the Company believes that these adjustments do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

g.
Mark-to-market adjustments on commodity and foreign exchange hedges: The Company has excluded the impact of mark-to-market adjustments on commodity and foreign exchange hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.

h.
Foreign currency gains and losses on intercompany loans: The Company has excluded the impact of foreign currency fluctuations related to intercompany loans denominated in currencies other than the functional currency of the respective legal entity in evaluating Company performance to allow for more meaningful comparisons of performance to other periods.

i.
Income Tax: The Company has included the income tax impact of the non-GAAP adjustments using its estimated blended annual income tax rate or its effective income tax rate, as noted in the footnote of the reconciliation tables, as the Company believes that the Company’s GAAP effective income tax rate as reported is not representative of the income tax expense impact of the adjustments.

j.
Preferred stock: The Company has included dividend and weighted-average diluted share adjustments related to its convertible preferred stock using the “if-converted” method when the convertible preferred stock is dilutive on an adjusted basis.

k.
U.S. tax reform net benefit: The Company has excluded the impact of the one-time income tax net benefit recorded in the first quarter of 2018 which reflected (i) the benefit related to an estimate of the remeasurement of the Company’s existing deferred tax assets and liabilities considering both the Company’s expected fiscal year 2018 blended U.S. federal corporate tax rate of approximately 24.5% and a 21% rate for subsequent fiscal years and (ii) the expense related to an estimate of a transition tax on unrepatriated foreign earnings. The Company believes that the net benefit as reported is not representative of the Company’s current income tax position and exclusion of the benefit allows for more meaningful comparisons of performance to other periods.

Adjusted EBITDA and segment Adjusted EBITDA
The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) the Company believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. The Company believes that segment Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance because it allows for assessment of the operating performance of each reportable segment. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA and segment Adjusted EBITDA to forecast future results.
Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for interest expense, net, income tax (benefit) expense, depreciation and amortization, and the following adjustments discussed above: non-cash mark-to-market adjustments and cash settlements on interest rate swaps, provision for legal settlement, transaction costs and integration costs, restructuring and plant closure costs, assets held for sale, mark-to-market adjustments on commodity and foreign exchange hedges, and foreign currency gains and losses on intercompany loans. Additionally, Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for the following items:

l.
Loss on extinguishment of debt: The Company has excluded losses recorded on extinguishment of debt, inclusive of payments for premiums and the write-off of debt issuance costs, as such losses are inconsistent in amount and frequency. Additionally, the Company believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

m.
Non-cash stock-based compensation: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. The Company has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and do not contribute to meaningful comparisons of the Company’s operating performance to other periods.

n.
Noncontrolling interest adjustment: The Company has included adjustments for interest expense, income tax expense, and depreciation and amortization for consolidated joint ventures which are attributable to the noncontrolling owners of the consolidated joint ventures.

o.	Equity method investment adjustment: The Company has included adjustments for its portion of interest expense, income tax expense, and depreciation and amortization for unconsolidated joint ventures.

In the press release, the Company provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-cash mark-to-market adjustments and cash settlements on interest rate swaps, provision for legal settlement, transaction and integration costs, restructuring and plant closure costs, assets held for sale, mark-to-market adjustments on commodity hedges and other charges reflected in the Company’s reconciliation of historical numbers, the amounts of which, based on historical experience, could be significant.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
	Name:	Jeff A. Zadoks
	Title:	EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 1, 2018